Exhibit 99.1

Akcea Reports Financial Results and Highlights for Fourth Quarter and Year End 2019

Reported Full Year 2019 Global Net Product Revenues of $42 Million and Fourth Quarter 2019 Global Net Product

Revenues of $14 Million

Achieved the 2-2-2 plan: launched two products, initiated two phase 3 programs and reported positive phase 2 data on two pipeline programs

Conference Call Webcast Tuesday, February 25, 4:30 p.m. ET at www.akceatx.com

Boston, Mass., February 25th, 2020 (GLOBE NEWSWIRE) — Akcea Therapeutics, Inc. (NASDAQ: AKCA), a majority-owned affiliate of Ionis Pharmaceuticals, Inc., focused on developing and commercializing drugs to treat patients with serious and rare diseases, today reported financial results for the fourth quarter and year ended December 31, 2019. The company reported net income for the fourth quarter and year ended December 31, 2019 on a GAAP basis of $82 million and $41 million, respectively. On a non-GAAP basis, the company reported net income of $90 million and $77 million for the fourth quarter and year ended December 31, 2019, respectively. Akcea had $464 million of cash, cash equivalents and short-term investments as of December 31, 2019.

“With two commercial products on the market, the initiation of two Phase 3 programs, and two drugs in our pipeline with positive Phase 2 data, 2019 was a successful year for Akcea and our patients. We have a solid foundation in place for future clinical and commercial achievements, which includes ongoing efforts to potentially expand our pipeline,” said Damien McDevitt, interim chief executive officer of Akcea. “We have strong strategic partnerships with Novartis and Pfizer, a talented leadership team as well as an exciting pipeline to drive our company’s future growth.”

“With the commercial launches of TEGSEDI and WAYLIVRA in additional countries, we generated total product revenues of $14 million and $42 million in the fourth quarter and full year 2019, respectively” said Mike MacLean, chief financial officer of Akcea. “With the closing of the AKCEA-ANGPTL3-LRx licensing deal with Pfizer in the fourth quarter, we began 2020 with $464 million in cash and short-term investments on the balance sheet, and are well positioned to execute on our commercial strategy and to potentially broaden our pipeline.”

Upcoming Events

•	Launch of TEGSEDI in additional E.U. countries, and through PTC Therapeutics in Latin America

•	Launch of WAYLIVRA in additional E.U. countries, and potential approval in Brazil through PTC Therapeutics

•	Announce detailed development plans for AKCEA-APOCIII-LRx and advance into Phase 3 study for FCS, plus potentially other indications

•	Present Phase 2 results of AKCEA-APOCIII-LRx and AKCEA-ANGPTL3-LRx at a medical meeting

•	Update regarding WAYLIVRA® (volanesorsen) in the U.S. with a goal of re-filing with the Food and Drug Administration, or FDA, this year

•	Work with Ionis to potentially license an additional medicine into the Akcea pipeline

Recent Business Updates

•	Strengthened the management team by appointing Alex Howarth as Chief Operating Officer and promoting Kyle Jenne to Chief Commercial Officer

•	Appointed Lynne Parshall, J.D. as Chairman of the Board, and added Barbara Yanni and Dr. Amber Saltzman to the board of directors

•	Licensed worldwide rights to Pfizer, Inc. for AKCEA-ANGPTL3-LRx

•	Retained the rights to AKCEA-APOCIII-LRx which the company intends to develop in rare disease and potentially broader cardiovascular disease indications

Full Year 2019 Commercial Achievements

•	Achieved total product sales of $42 million in 2019 including $14 million in Q4, achieving consistent quarter over quarter growth

•	Made TEGSEDI commercially available in over 10 countries

•	Shipped commercial TEGSEDI in Canada; successfully received positive listing recommendation from both Health Technology Assessment, or HTA, bodies in Canada

•	Continued launch of WAYLIVRA in Germany and in France through the ATU, or reimbursed early access program

•

PTC Therapeutics announced approval of TEGSEDI in Brazil in October 2019; with this achievement, Akcea earned a $4 million milestone payment which was split 60% to Ionis and 40% to Akcea per the TEGSEDI agreement

Recent Pipeline Achievements

•	Reported positive top line results from the Phase 2 study of AKCEA-APOCIII-LRx

•	Reported positive top line results from the Phase 2 study of AKCEA-ANGPTL3- LRx

•	Initiated the NEURO-TTRansform Phase 3 clinical trial for AKCEA-TTR-LRx in patients with polyneuropathy driven by hereditary TTR amyloidosis. Find more info at www.neuro-ttransform.com

•	Initiated the CARIO-TTRansform Phase 3 clinical trial for AKCEA-TTR-LRx in patients with TTR-mediated amyloid cardiomyopathy. Find more info at www.cardio-ttransform.com

•	Reported positive top line results from the Phase 1 study of AKCEA-TTR-LRx

•	Published results in the New England Journal of Medicine from the Phase 2 study of AKCEA-APO(a)-LRx in patients with Lp(a)-driven cardiovascular disease

•	Novartis treated first patients in Phase 3 trial for AKCEA-APO(a)-LRx

Financial Results

All non-GAAP amounts referred to in this press release exclude non-cash compensation expense related to equity awards. Please refer to the reconciliation of non-GAAP and GAAP measures, which is provided later in this release.

Revenue

Akcea’s total revenue for the fourth quarter and year ended December 31, 2019 was $277 million and $489 million, respectively, which was comprised of product revenue, licensing revenue, and research and development collaboration revenue. Revenue from sales of TEGSEDI and WAYLIVRA in the fourth quarter and year ended December 31, 2019 was $14 million and $42 million, respectively. Licensing revenue for the fourth quarter and year ended December 31, 2019 was $4 million and $10 million, respectively. Licensing revenue was recognized upon regulatory approval for WAYLIVRA from the European Commission and upon marketing approval in Brazil for TEGSEDI pursuant to our license agreement with PTC Therapeutics. Akcea’s research and development collaboration revenue for the fourth quarter and year ended December 31, 2019 was $260 million and $436 million, respectively. Research and development collaboration revenue was primarily related to the $150 million license fee the company earned as a result of Novartis’ exercise of its option to license AKCEA-APO(a)-LRx and $249 million related to the Pfizer license agreement. Additionally, Akcea recognized research and development collaboration revenue related to the amortization of the upfront payment the company received upon the initiation of the collaboration agreement with Novartis.

Expenses

Akcea’s operating expenses, net of the reimbursement due from Ionis through the companies’ profit/loss share arrangement, for the fourth quarter and year ended December 31, 2019 on a GAAP basis were $194 million and $450 million, respectively, and on a non-GAAP basis were $187 million and $413 million, respectively. These amounts compare to GAAP operating expenses of $82 million and $296 million and non-GAAP operating expenses of $69 million and $251 million for the same periods in 2018. The increase in operating expenses for the three months ended December 31, 2019 compared to the same period in 2018 was primarily due to the sublicense fee paid to Ionis related to the Pfizer license agreement. The increase in operating expenses for the twelve months ended December 31, 2019 compared to the same period in the prior year is primarily due to $200 million in sublicense fees paid to Ionis, including $125 million from the Pfizer license agreement and $75 million when Novartis licensed AKCEA-APO(a)-LRx.

Net Income/Loss

Akcea reported net income of $82 million and $41 million on a GAAP basis for the fourth quarter and year ended December 31, 2019, respectively, compared to a net loss of $71 million and $226 million for the same periods in 2018, respectively. Akcea reported non-GAAP net income of $90 million and $77 million for the fourth quarter and year ended

December 31, 2019, respectively, compared to a non-GAAP net loss of $58 million and $182 million for the same periods in 2018, respectively. This increase in non-GAAP net income was due to the increase in revenue and expenses described above.

For the fourth quarter and year ended December 31, 2019, basic net income per share of common stock owned by Ionis was $0.87 and $0.49, respectively. For the fourth quarter and year ended December 31, 2019, diluted net income per share of common stock owned by Ionis was $0.86 and $0.48, respectively. For the fourth quarter and year ended December 31, 2019, basic net income per share of common stock owned by others was $0.87 and $0.29, respectively. For the fourth quarter and year ended December 31, 2019, diluted net income per share of common stock owned by others was $0.86 and $0.29, respectively. For the fourth quarter and year ended December 31, 2018, basic and diluted net loss per share of common stock owned by Ionis was $0.79 and $2.74, respectively. For the fourth quarter and year ended December 31, 2018, basic and diluted net loss per share of common stock owned by others was $0.79 and $2.87, respectively.

Balance Sheet

As of December 31, 2019, Akcea had cash, cash equivalents and short-term investments of $464 million compared to $253 million at December 31, 2018. With this substantial liquidity, the Company believes it is well positioned to continue to execute on its strategy and potentially broaden its pipeline.

Conference Call

At 4:30 p.m. Eastern Time today, February 25, 2020, Akcea will conduct a live webcast conference call to discuss this earnings release and related activities. Interested parties may listen to the call by dialing (855) 237-2439, passcode 3554234 or access the webcast at www.akceatx.com. A webcast replay will be available for a limited time at the same address.

ABOUT AKCEA THERAPEUTICS

Akcea Therapeutics, Inc., a majority-owned affiliate of Ionis Pharmaceuticals, Inc. (NASDAQ: IONS), is a biopharmaceutical company focused on developing and commercializing drugs to treat patients with serious and rare diseases. Akcea is commercializing TEGSEDI® (inotersen) and WAYLIVRA® (volanesorsen), as well as advancing a mature pipeline of novel drugs, including AKCEA-APO(a)-LRx, AKCEA-ANGPTL3-LRx, AKCEA-APOCIII-LRx, and AKCEA-TTR-LRx, with the potential to treat multiple diseases. All six drugs were discovered by Ionis, a leader in antisense therapeutics, and are based on Ionis’ proprietary antisense technology. TEGSEDI is approved in the U.S., E.U. and Canada. WAYLIVRA is approved in the E.U. and is currently in Phase 3 clinical development for the treatment of people with familial partial lipodystrophy, or FPL. Akcea is building the infrastructure to commercialize its drugs globally. Akcea is a global company headquartered in Boston, Massachusetts. Additional information about Akcea is available at www.akceatx.com and you can follow us on twitter at @akceatx.

FORWARD-LOOKING STATEMENT

This press release includes forward-looking statements regarding the business of Akcea Therapeutics, Inc. and the therapeutic and commercial potential of TEGSEDI® (inotersen), WAYLIVRA® (volanesorsen) and other products in development. Any statement describing Akcea’s goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. Akcea’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Akcea’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Akcea. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Akcea’s programs are described in additional detail in Akcea’s annual report on Form 10-K, and its most recent quarterly report on Form 10-Q, which are on file with the SEC. Copies of these and other documents are available from the Company.

In this press release, unless the context requires otherwise, “Ionis”, “Akcea,” “Company,” “Companies,” “we,” “our,” and “us” refers to Ionis Pharmaceuticals and/or Akcea Therapeutics.

Ionis Pharmaceuticals™ is a trademark of Ionis Pharmaceuticals, Inc. Akcea Therapeutic® TEGSEDI® and WAYLIVRA® are trademarks of Akcea Therapeutics, Inc.

AKCEA THERAPEUTICS INC.

SELECTED FINANCIAL INFORMATION

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Revenue:
Product revenue, net	$13,690	$2,237	$42,253	$2,237
Licensing revenue	4,000	—	10,172	12,000

Total commercial revenue	17,690	2,237	52,425	14,237
Research and development and license revenue under collaborative agreements	259,790	7,960	436,118	50,630

Total revenue	277,480	10,197	488,543	64,867
Expenses:
Cost of sales and license	5,031	2,789	15,659	11,733
Research and development	148,165	33,532	292,852	130,340
Selling, general and administrative	51,434	45,934	181,681	153,610
Net loss share from commercial activities under arrangement with Ionis Pharmaceuticals, Inc.	(10,313)	—	(39,723)	—

Total expenses	194,317	82,255	450,469	295,683

Income (loss) from operations	83,163	(72,058)	38,074	(230,816)
Other income (expense):
Investment income	1,223	1,542	5,505	5,631
Other expense	(339)	(41)	(615)	(189)

Income (loss) before income tax expense	84,047	(70,557)	42,964	(225,374)
Income tax expense	(1,641)	—	(2,192)	(447)

Net income (loss)	$82,406	$(70,557)	$40,772	$(225,821)

Net income (loss) per share of common stock owned by Ionis, basic	$0.87	$(0.79)	$0.49	$(2.74)

Weighted-average shares of common stock outstanding owned by Ionis, basic	71,342	67,130	70,100	59,812

Net income (loss) per share of common stock owned by others, basic	$0.87	$(0.79)	$0.29	$(2.87)

Weighted-average shares of common stock outstanding owned by others, basic	23,723	21,870	22,816	21,553

Net income (loss) per share of common stock owned by Ionis, diluted	$0.86	$(0.79)	$0.48	$(2.74)

Weighted-average shares of common stock outstanding owned by Ionis, diluted	71,342	67,130	70,100	59,812

Net income (loss) per share of common stock owned by others, diluted	$0.86	$(0.79)	$0.29	$(2.87)

Weighted-average shares of common stock outstanding owned by others, diluted	24,863	21,870	25,282	21,553

AKCEA THERAPEUTICS INC.

Reconciliation of GAAP to Non-GAAP Basis:

Condensed Consolidated Operating Expenses, Income (Loss) from Operations, and Net Income (Loss)

(In Thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
As reported operating expenses according to GAAP	$194,317	$82,255	$450,469	$295,683
Excluding compensation expense related to equity awards	7,653	13,043	37,112	44,282

Non-GAAP operating expenses	$186,664	$69,212	$413,357	$251,401

As reported income (loss) from operations according to GAAP	$83,163	$(72,058)	$38,074	$(230,816)
Excluding compensation expense related to equity awards	7,653	13,043	37,112	44,282

Non-GAAP income (loss) from operations	$90,816	$(59,015)	$75,186	$(186,534)

As reported net income (loss) according to GAAP	$82,406	$(70,557)	$40,772	$(225,821)
Excluding compensation expense related to equity awards	7,653	13,043	37,112	44,282
Income tax effect related to compensation expense related to equity awards	(394)	—	(394)	—

Non-GAAP net income (loss)	$89,665	$(57,514)	$77,490	$(181,539)

Reconciliation of GAAP to non-GAAP Basis

As illustrated in the Selected Financial Information in this press release, non-GAAP operating expenses, non-GAAP income (loss) from operations, and non-GAAP net income (loss) were adjusted from GAAP to exclude compensation expense related to equity awards, which are non-cash expenses. Akcea has regularly reported non-GAAP measures for operating results as non-GAAP results. These measures are provided as supplementary information and are not a substitute for financial measures calculated in accordance with GAAP. Akcea reports these non-GAAP results to better enable financial statement users to assess and compare its historical performance and project its future operating results and cash flows. Further, the presentation of Akcea’s non-GAAP results is consistent with how Akcea’s management internally evaluates the performance of its operations.

AKCEA THERAPEUTICS INC.

Condensed Consolidated Balance Sheets

(In Thousands)

	December 31,
	2019	2018
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	306,866	86,454
Short-term investments	156,806	166,155
Accounts receivable	10,496	4,597
Receivable from Ionis Pharmaceuticals, Inc.	3,231	—
Inventories	8,817	85
Other current assets	10,689	9,944
Property, plant and equipment, net	5,261	5,696
Operating lease right-of-use assets	11,094	—
Intangible assets, net	83,051	88,914
Deposits and other assets	2,939	3,416

Total assets	599,250	365,261

Liabilities and stockholders’ equity
Accounts payable	10,216	12,068
Payable to Ionis Pharmaceuticals, Inc.	—	18,901
Accrued compensation	12,793	8,583
Accrued liabilities	14,191	14,787
Current portion of deferred revenue	2,165	25,354
Other current liabilities	2,633	968
Long-term portion of lease liabilities	14,248	4,442
Long-term portion of deferred revenue	—	3,434
Stockholders’ equity	543,004	276,724

Total liabilities and stockholders’ equity	599,250	365,261

Media and Investor Contact:

Kathleen Gallagher

Vice President of Corporate Communications and Investor Relations

617.207.8509

kgallagher@akceatx.com

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